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                                                                  Exhibit 10.17

                      EXECUTIVE SECURITY PURCHASE AGREEMENT
                      -------------------------------------


            This Executive Security Purchase Agreement (this "Agreement"), dated as of June __, 1996, is made by and between Cabot Safety Holdings Corporation (the "Company"), a Delaware corporation, and the executive or non-employee director of the Company or its subsidiary whose name appears on the signature page hereof, hereinafter referred to as the "Executive", pursuant to the terms of the Amended and Restated 1995 Employee and Non- Employee Director Stock Purchase Plan.

            In order to provide additional compensation to the Executive and to provide the Executive with incentives to work for the financial success of the Company, the Company is willing to make available to the Executive and the Executive is willing to purchase the number of shares of Common Stock (the "Purchased Shares") set forth on Schedule 1 for the aggregate price set forth on
Schedule 1.

            As an element of the compensatory nature of these arrangements, the Company is not requiring the Executive to purchase Preferred Stock of the Company for purposes of raising capital.

            The majority of the restrictions and conditions set forth herein with respect to Purchased Shares shall apply to shares of common stock purchased pursuant to options to be granted to the Executive by the Company from time to time.

            In consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

            Whenever capitalized terms are used in this Agreement as defined terms, they shall have the meaning set forth below unless the context clearly indicates to the contrary.

            SECTION 1.1 - APPLICABLE PERCENTAGE. "Applicable Percentage" shall mean twenty percent multiplied by the number of full years from May 27, 1996 which have elapsed when a Termination of Employment or Service other than for Cause, death or Permanent Disability or Retirement occurs, up to a maximum of 100%, provided that in the event a Realization of the Vestar Return has occurred, the applicable Percentage shall be 100%.

            SECTION 1.2 - BOARD. "Board" shall mean the Board of Directors of the company.





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            SECTION 1.3 - CAUSE. "Cause" shall mean (a) the commission of an act of fraud or embezzlement, (b) the unauthorized disclosure of confidential or proprietary information of the Company or any of its subsidiaries which results in material financial loss to the Company or any of its subsidiaries, (c) the commission of a felony, (d) wilful misconduct as an employee or non-employee director of the Company or any of its subsidiaries which is reasonably likely to result in material injury or financial loss to the Company or any of its subsidiaries or (e) the wilful failure to render services to the Company or any of its subsidiaries in accordance with his employment or service as a director which failure amounts to a material neglect of duties to the Company or any of its subsidiaries.

            SECTION 1.4 - COMMON STOCK. "Common Stock" shall mean the common stock, par value $0.01 per share, of Cabot Safety Holdings Corporation.

            SECTION 1.5 - COST. "Cost" shall mean the price per share paid by the Executive for Purchased Shares on the Closing Date (as defined in the Stockholders' Agreement), as appropriately adjusted for stock splits, subdivisions, combinations, Common Stock dividends and similar transactions.

            SECTION 1.6 - FAIR MARKET VALUE. "Fair Market Value" shall mean with respect to the Common Stock of the Company, (A) if on the date as of which Fair Market Value is being determined such class of capital stock is listed on a national securities exchange or is quoted in the NASDAQ System or the over-the-counter market, the last sale price, regular way, of such security on the principal national securities exchange on which such security is at the time listed, or (B) if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or (C) if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or (D) if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case of clauses (A)-(D) averaged over a period of 20 days consisting of the day as of which Fair Market Value is being determined and the latest 19 consecutive trading days prior to such day, or (E) if the Common Stock is not publicly traded the fair market value of the Common Stock as determined in good faith by the Board.

            SECTION 1.7 - PERMANENT DISABILITY. The Executive shall be deemed to have a "Permanent Disability" when the Board of Directors of the Company, in good faith, so determines.

            SECTION 1.8 - PERMITTED TRANSFEREE. "Permitted Transferee" shall have the meaning set forth in the Stockholders' Agreement.

            SECTION 1.9 - RETIREMENT. "Retirement" shall mean voluntary termination of employment or service as a director on the Board by the Executive after attainment of age

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sixty-five (65); PROVIDED, HOWEVER, that the Executive has served the Company for at least three years after the Closing Date (as defined in Section 2.1).

            SECTION 1.10 - SEASONED SHARES. "Seasoned Shares" shall mean those Purchased Shares which are not Unseasoned Shares, PROVIDED, that if the Realization of the Vestar Return has occurred, all Purchased Shares held by the Executive shall be Seasoned Shares.

            SECTION 1.11 - STOCKHOLDERS' AGREEMENT. "Stockholders' Agreement" shall mean that certain Stockholders' Agreement, dated as of July 11, 1995 by and among Vestar Equity Partners, L.P., Cabot Safety Holdings Corporation, Cabot Safety Corporation and the Management Investors (as defined therein).

            SECTION 1.12 - TERMINATION OF EMPLOYMENT OR SERVICE. "Termination of Employment or Service" shall mean the time when the Executive's employment with the Company or the non-employee director's service on the Board is terminated for any reason whatsoever. The Board, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment or Service, including, but not by way of limitation, all questions of whether particular leaves of absence constitute Terminations of Employment or Service and the question of whether any reemployment by or renewal of service for the Company is simultaneous with termination.

            SECTION 1.13 - UNSEASONED SHARES "Unseasoned Shares" shall mean the number of Purchased Shares determined in accordance with Schedule 1 hereof.

            SECTION 1.14 - REALIZATION OF THE VESTAR RETURN. "Realization of Vestar Return" shall have the meaning set forth in Exhibit A.


                                   ARTICLE II

                      PURCHASE AND SALE OF PURCHASED SHARES
                      -------------------------------------

            SECTION 2.1 - PURCHASE AND SALE OF PURCHASED SHARES.

            (A) THE CLOSING. The closing of the purchase and sale of the Purchased Shares (the "CLOSING") shall take place at the offices of Simpson Thacher & Bartlett, located at 425 Lexington Avenue, New York, New York 10017-3954, on July 11, 1995 or at such other place or at such other time as may be agreeable to the parties (the "CLOSING DATE"). At the Closing, Executive shall purchase, and the Company shall sell the number of Purchased Shares set forth on Schedule 1 set forth thereon at a purchase price of $200 per share. At the Closing, the Company shall deliver to Executive a certificate or certificates representing the number of Purchased Shares set forth on Schedule 1 and Executive shall deliver to the Company a check in the aggregate amount of cash consideration to be paid at Closing set forth

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on Schedule 1.  Such certificates shall carry the legend described in the
Stockholders' Agreement.

            (b) SECTION 83(b) ELECTION. Executive hereby covenants and agrees to file a timely Section 83(b) election with respect to the Purchased Shares pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (or similar provision then in effect).

            (c) REPRESENTATIONS OF EXECUTIVE. In connection with the purchase and sale of the Purchased Shares hereunder, Executive hereby represents and warrants to the Company that:

             (i) The Purchased Shares shall be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any applicable state securities laws, and the Purchased Shares shall not be disposed of in contravention of the Securities Act, or any applicable state securities laws.

            (ii) Executive is an executive officer or non-employee director of the Company and (a) is an "ACCREDITED INVESTOR" as defined in Rule 501(a) under the Securities Act or (b) by reason of Executive's business and financial experience, and the business and financial experience of those retained by Executive to advise Executive with respect to Executive's investment in the Purchased Shares, Executive, together with such advisors, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the risks and benefits of the investment in the Purchased Shares.

            (iii) Executive is able to bear the economic risk of the investment in the Purchased Shares, including the complete loss of such investment in the Purchased Shares.

             (iv) Executive understands that he may have to hold the Purchased Shares for an indefinite period of time because of the various transfer restrictions and because the Purchased Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

              (v) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Purchased Shares and has had full access to such other information concerning the Company as Executive has requested.

             (vi) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable against Executive in accordance with its terms, except as

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      enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing. The execution, delivery and performance of this Agreement by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

            (d) EXECUTIVE ACKNOWLEDGMENT. As an inducement to the Company to issue Purchased Shares to Executive, and as a condition thereto, Executive acknowledges and agrees that:

             (i) neither the issuance of the Purchased Shares to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company or, in the case of a non-employee director, to serve as a director of the Company or affect the right of the Company to terminate Executive's employment at any time for any reason; and

            (ii) the Company shall have no duty or obligation (other than those duties and obligations to all stockholders as required under applicable law) to disclose to Executive, and Executive shall have no right to be advised of, any material information regarding the Company or the Company at any time prior to, upon or in connection with the repurchase of Purchased Shares upon the termination of Executive's employment with the Company or as otherwise provided hereunder.

            (e) COMPANY AND EXECUTIVE ACKNOWLEDGEMENT. The Company and Executive acknowledge and agree that this Agreement has been executed and delivered, and the Purchased Shares have been issued hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and Executive.

            (f) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In connection with the purchase and sale of Purchased Shares, the Company hereby represents and warrants to Executive that:

              (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

              (ii) The execution, delivery and performance of this Agreement has been duly authorized by the Company. This Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a

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      proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

            (iii) Any shares of the Company's capital stock acquired hereunder shall, upon payment of the purchase price therefor by Executive as provided herein, be fully paid and nonassessable.

            (g) The Purchased Shares shall be subject to the rights and obligations set forth in the Stockholders' Agreement it being understood that Executive shall execute a counterpart of such agreement on the Closing Date; PROVIDED, HOWEVER, that for purposes of the restrictions on transfer set forth in the Stockholders' Agreement applicable to the Purchased Shares, for purposes of determining whether the Executive may sell shares pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Securities Act") as contemplated by the Stockholders' Agreement, the Executive shall comply with paragraphs (c), (d),
(e) and (h) of Rule 144 to the extent otherwise applicable notwithstanding the provisions of subparagraph (c)(3) of Rule 701 of the Securities Act.


                                   ARTICLE III

                                 PUTS AND CALLS
                                 --------------

            SECTION 3.1 - COMPANY'S RIGHT TO PURCHASE PURCHASED SHARES .

            (a) Following any Termination of Employment or Service due to death, Permanent Disability or Retirement, the Company shall have the right and option to purchase (either in cash or, if the Board determines that payment in cash would conflict with the Company's existing contractual obligations or could reasonably be anticipated to cause a default under applicable financing agreements, by note, which note shall be repaid in cash upon determination by the Board that the conditions described in this parenthetical no longer exist), and the Executive and his or her Permitted Transferees (hereinafter collectively referred to as the "Executive's Group") shall be required upon exercise by the Company of such right and option to sell to the Company, all of the Purchased Shares held by such Executive at a price equal to (x) the Fair Market Value of a share of Common Stock multiplied by (y) the number of Purchased Shares held by such Executive.

            (b) Following any Termination of Employment or Service other than for Cause, death, Permanent Disability or Retirement, the Company shall have the right and option to purchase (either in cash or, if the Board determines that payment in cash would conflict with the Company's existing contractual obligations or could reasonably be anticipated to cause a default under applicable financing agreements, by note, which note shall be repaid in cash upon determination by the Board that the conditions described in this parenthetical no longer exist), and the Executive's Group shall be required upon exercise by the Company of such right and option to sell to the Company, all of the Purchased Shares which are Seasoned

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Shares held by such Executive at a price equal to (X) the product of (i) the
Applicable Percentage multiplied by (ii) the number of Seasoned Shares held by the Executive multiplied by (iii) the Fair Market Value of a share of Common Stock, plus (Y) the product of (i) one minus the Applicable Percentage multiplied by (ii) the number of Seasoned Shares held by the Executive multiplied by (iii) the lesser of (a) the Fair Market Value of a share of Common Stock and (b) Cost. Following any such termination, the Company shall have the right and option to purchase (either in cash or, if the Board determines that payment in cash would conflict with the Company's existing contractual obligations or could reasonably be anticipated to cause a default under applicable financing agreements, by note, which note shall be repaid in cash upon determination by the Board that the conditions described in this parenthetical no longer exist), and the Executive's Group shall be required upon exercise by the Company of such right and option to sell to the Company, all of the Purchased Shares which are Unseasoned Shares held by such Executive at an aggregate price equal to $1.

            (c) Following any Termination of Employment or Service for Cause, the Company shall have the right and option to purchase (either in cash or, if the Board determines that payment in cash would conflict with the Company's existing contractual obligations or could reasonably be anticipated to cause a default under applicable financing agreements, by note, which note shall be repaid in cash upon determination by the Board that the conditions described in this parenthetical no longer exist), and the Executive's Group shall be required upon exercise by the Company of such right and option to sell to the Company, all of the Purchased Shares which are Seasoned Shares held by such Executive at a price equal to (x) the lesser of (i) the Fair Market Value of a share of Common Stock, or (ii) Cost, multiplied by (y) the number of Purchased Shares which are Seasoned Shares then held by such Executive. Following any such termination, the Company shall have the right and option to purchase (either in cash or, if the Board determines that payment in cash would conflict with the Company's existing contractual obligations or could reasonably be anticipated to cause a default under applicable financing agreements, by note, which note shall be repaid in cash upon determination by the Board that the conditions described in this parenthetical no longer exist), and the Executive's Group shall be required to sell to the Company, all of the Purchased Shares which are Unseasoned Shares held by such Executive at an aggregate price equal to $1.

            (d) If, pursuant to this Section 3.1, the Company desires to exercise its right to purchase any Purchased Shares following any Termination of Employment or Service, the Company shall send written notice to the Executive or such member of the Executive's Group not later than 30 days after Termination of Employment or Service of its intention to purchase such Purchased Shares. The closing of such purchase shall take place at the principal office of the Company within ten days after the giving of such written notice by the Company.

            (e) Notwithstanding the foregoing, the Company shall not have the right to purchase any Purchased Shares pursuant to this Section 3.1 if the Company has made an initial public offering of its Common Stock, the Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and either (i) the

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Realization of the Vestar Return has occurred or (ii) five years have elapsed since December 6, 1995.

            SECTION 3.2 - EXECUTIVE'S RIGHT TO PUT PURCHASED SHARES.

            (a) Following any Termination of Employment or Service due to death, Permanent Disability or Retirement, the Executive's Group shall have the right and option to put to the Company, and the Company shall be required upon exercise by the Executive of such right and option to purchase (either in cash or, if the Board determines that payment in cash would conflict with the Company's existing contractual obligations or could reasonably be anticipated to cause a default under applicable financing agreements, by note, which note shall be repaid in cash upon determination by the Board that the conditions described in this parenthetical no longer exist), all of the Purchased Shares held by such Executive at a price equal to (x) the Fair Market Value of a share of Common Stock multiplied by (y) the number of shares of Purchased Shares held by such Executive. Notwithstanding the foregoing, the Executive's Group shall have no such put right with respect to those Purchased Shares which may then be sold pursuant to Rule 144 under the Securities Act of 1933, provided the Common Stock is then registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended.

            (b) If, pursuant to this Section 3.2, the Executive's Group desires to exercise its right to put any Purchased Shares following such a Termination of Employment or Service, the Executive's Group shall send written notice to the Company not later than 30 days after Termination of Employment or Service of its intention to put such Purchased Shares. The closing of such purchase shall take place at the principal office of the Company within ten days after the giving of such written notice by the Company.

            SECTION 3.3 - SECONDARY SALES. The put and call rights and obligations set forth in this Article III shall lapse with respect to Purchased Shares sold by the Executive's Group in a secondary public offering effected pursuant to a registration statement under the Securities Act of 1933, as amended, in which Vestar would be allowed to sell shares of Common Stock (whether or not Vestar chooses to sell) and the Executive's Group sells Purchased Shares.



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                                   ARTICLE IV

                                  MISCELLANEOUS
                                  -------------

            SECTION 4.1 - LEGEND. In addition to the legend described in the Stockholders' Agreement, all certificates representing Purchased Shares shall bear the following legend:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN EXECUTIVE SECURITY PURCHASE AGREEMENT BETWEEN CABOT SAFETY HOLDINGS CORPORATION (THE "COMPANY") AND AN EMPLOYEE OR DIRECTOR OF THE COMPANY (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY). THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL THE PROVISIONS OF SUCH EXECUTIVE SECURITY PURCHASE AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE COMPANY'S RIGHTS TO CALL THE PURCHASED SHARES SET FORTH THEREIN.

            The above legend may be removed at the request of the Executive's Group with respect to those Purchased Shares as to which neither the put nor call rights and obligations set forth in Article III remains applicable.

            SECTION 4.2 - EXECUTION BY PERMITTED TRANSFEREES. The parties hereby agree that Executive's Permitted Transferees shall be required to execute a counterpart to this Agreement in order to be subject to the terms hereof.

            SECTION 4.3 - NOTICES. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Executive shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 4.3, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Executive shall, if the Executive is then deceased, be given to the Executive's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 4.3. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

            SECTION 4.4 - TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

            SECTION 4.5 - AMENDMENT. This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.


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            SECTION 4.6 - NO RIGHT TO EMPLOYMENT. Nothing in this Agreement or in the Plan shall confer upon the Executive any right to continue in the employ or service of the Company or serve as a director of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Executive at any time for any reason whatsoever.

            SECTION 4.7 - GOVERNING LAW. The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

            SECTION 4.8 - JURISDICTION. Any suit, action or proceeding against the Executive with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the Commonwealth of Massachusetts, as the Company may elect in its sole discretion, and the Executive hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Nothing herein shall in any way be deemed to limit the ability of the Company to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Executive, in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Executive hereby irrevocably waives any objections which he may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the Commonwealth of Massachusetts, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Company with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the Commonwealth of Massachusetts, and the Executive hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Company hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding.

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            IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.


                                    Cabot Safety Holdings Corporation


                                    By:_______________________________
                                       Name:
                                       Title:








By:______________________________
   Name:
   Title:




Executive's Taxpayer
Identification Number:

264225.c1


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